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                      SURGE COMPONENTS, INC. AND SUBSIDIARY

                                  EXHIBIT 11.1

                    COMPUTATION OF EARNINGS PER COMMON SHARE



                                                         Nine Months Ended                    Nine Months Ended
                                                            August 31,                            August 31,
                                                      1999                1998             1999              1998
                                                     ------              ------           ------            ------

Basic earnings:

Net income                                         $   (20,054)       $ (225,361)        $  143,263         $ (100,992)

Shares:
    Weighted common shares outstanding               4,857,713         4,831,480          4,858,958          4,839,067
    Employees stock options                                 --                --                 --                 --
                                                   -----------        ----------         ----------         ----------
Total weighted shares outstanding                    4,857,713         4,831,480          4,858,958          4,839,067
                                                   -----------        ----------         ----------         ----------

Basic earnings per common share                    $        --        $     (.05)        $      .03         $     (.02)
                                                   ===========        ==========         ==========        ===========

Diluted earnings:

Net income                                         $   (20,054)       $ (225,361)        $  143,263         $ (100,992)

Shares:
    Weighted common shares outstanding               4,857,713         4,831,480          4,858,958          4,839,067
    Employees stock options                                 --                --            126,072                 --
                                                   -----------        ----------         ----------         ----------

Total weighted shares outstanding                    4,857,713         4,827,645          4,985,030          4,839,067
                                                   -----------        ----------         ----------         ----------

Diluted earnings per common share                  $       --         $     (.05)        $      .03         $     (.02)
                                                   ===========        ==========         ==========         ==========